EXHIBIT 99.2

NOVOSTE CORPORATION

AMENDED AND RESTATED

TERMINATION AGREEMENT

This Amended and Restated Termination Agreement (the “Agreement”) is made as of the              day of             , 2003 between Novoste Corporation, a Florida corporation, with its principal offices at 3890 Steve Reynolds Boulevard, Norcross, Georgia 30093 (the “Company”) and Alfred J. Novak (the “Executive”), residing at                                         .

WHEREAS, this Agreement is intended to specify the financial arrangements that the Company will provide to the Executive upon the Executive’s separation from employment with the Company under any of the circumstances described in this Agreement; and

WHEREAS, this Agreement is entered into by the Company in the belief that it is in the best interests of the Company and its shareholders to provide stable conditions of employment for the Executive notwithstanding the possibility, threat or occurrence of certain types of change in control of the Company, thereby enhancing the Company’s ability to attract and retain highly qualified people; and

WHEREAS, the Executive and the Company entered into a Termination Agreement effective October             , 2002; and

WHEREAS, the Executive and the Company are interested in entering into a new agreement to amend and restate the prior Termination Agreement;

NOW, THEREFORE, to assure the Company that it will have the continued dedication of the Executive notwithstanding the possibility, threat or occurrence of a bid to take over control of the Company, and to induce the Executive to remain in the employ of the Company, and for other good and valuable consideration, the Company and the Executive agree as follows:

1. Term of Agreement. The term of this Agreement shall commence on the date first written above and shall continue through December 31, 2003; provided that commencing on January 1, 2004, and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than 12 months prior to such January 1, the Company shall have given notice that it does not wish to extend this Agreement (which notice may not, in any event, be given sooner than January 1, 2004); and provided, further, that notwithstanding any such notice by the Company not to extend, this Agreement shall continue in effect for a period of 24 months beyond the term provided in this Section if a Change in Control (as defined in Section 3(a) below) shall have occurred during such term.

2. Termination of Employment.

(a) Prior to a Change in Control. Prior to a Change in Control, the Company’s ability to terminate the Executive’s employment and the Company’s obligation to make payments in connection with such termination shall be governed by the Employment

Agreement. Following a Change in Control, the Company’s ability to terminate the Executive from employment and any obligation of the Company to make payments or provide benefits to the Executive in connection with the Executive’s termination shall be governed by this Agreement. If the Executive’s employment is terminated by the Company without Cause (as defined in Section 3(c) of this Agreement) within 180 days of a Change in Control in contemplation of such Change in Control, then the Executive shall be entitled to the benefits set forth in Section 4 hereof as if this termination had occurred under Section 2(b)(iii) hereof.

(b) After a Change in Control.

(i) From and after the date of a Change in Control during the term of this Agreement, the Company shall not terminate the Executive from employment with the Company except as provided in Sections 2(b)(ii) or (iii) below or as a result of the Executive’s Disability (as defined in Section 3(d) below) or his death.

(ii) From and after the date of a Change in Control, during the term of this Agreement, the Company shall have the right to terminate the Executive from employment with the Company at any time during the term of this Agreement for Cause, by written notice to the Executive, specifying the particulars of the conduct of the Executive forming the basis for such termination.

(iii) From and after the date of a Change in Control during the term of this Agreement: (A) the Company shall have the right to terminate the Executive’s employment without Cause at any time; and (B) the Executive shall, upon the occurrence of such a termination by the Company without Cause, or upon the voluntary termination of the Executive’s employment by the Executive for Good Reason, be entitled to receive the benefits provided in Section 4 below. The Executive shall evidence a voluntary termination for Good Reason by written notice to the Company given within 60 days after the date of the occurrence of any event that the Executive knows or should reasonably have known constitutes Good Reason for voluntary termination. Such notice need only identify the Executive and set forth in reasonable detail the facts and circumstances claimed by the Executive to constitute Good Reason. Any notice given by the Executive pursuant to this Section 2 shall be effective five business days after the date it is given by the Executive.

3. Definitions.

(a) A “Change in Control” shall mean:

(i) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or successor provision thereto, whether or not the Company is then subject to such reporting requirements;

(ii) the sale or other disposition to a person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), entity or group (as such term is defined in Rule 13d-5 under the Exchange Act) of 50% or more of the Company’s assets;

(iii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or group (as defined in Rule 13d-5 of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(iv) the Continuing Directors (as defined in Section 3(e) below) cease to constitute a majority of the Company’s Board of Directors; or

(v) the majority of the Continuing Directors determine in their sole and absolute discretion that there has been a change in control of the Company.

(b) “Good Reason” shall mean the occurrence of any of the following events, except for the occurrence of such an event in connection with the termination or reassignment of the Executive’s employment by the Company for Cause (as defined in Section 3(c) hereof), for Disability (as defined in Section 3(d) hereof) or for death:

(i) the assignment to the Executive of any duties inconsistent in any respect with the Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities immediately prior to a Change in Control, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

(ii) a relocation of the Company’s principal executive offices or the Executive’s office to a location that is a distance of more than 50 miles from its location immediately prior to a Change in Control;

(iii) a reduction by the Company in the Executive’s annual salary as in effect immediately prior to a Change in Control;

(iv) an amendment or modification of the Company’s incentive compensation program (except as may be required by applicable law) which affects the terms or administration of the program in a manner adverse to the interest of the Executive as compared to the terms and administration of such program immediately prior to a Change in Control;

(v) except to the extent otherwise required by applicable law, the failure by the Company to continue in effect any benefit or compensation plan, stock ownership plan, stock purchase plan, bonus plan, life insurance plan, health-and-accident plan or disability plan in which the Executive is participating immediately prior to a Change in Control (or plans providing the Executive with substantially similar benefits), the taking of any action by the Company which would adversely affect the Executive’s participation in, or materially reduce the Executive’s benefits under, any of such plans or deprive the Executive of any material fringe benefit enjoyed by the Executive immediately prior to such Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled immediately prior to such Change in Control in accordance with the Company’s vacation policy as then in effect; or

(vi) the failure by the Company to obtain, as specified in Section 5(a) below, an assumption of the obligations of the Company to perform this Agreement by any successor to the Company.

(c) “Cause” shall mean termination by the Company of the Executive’s employment based upon:

(i) the willful and continued failure by the Executive substantially to perform his duties and obligations (other than any such failure resulting from his incapacity due to physical or mental illness or any such actual or anticipated failure resulting from the Executive’s termination for Good Reason); or

(ii) the willful engaging by the Executive in misconduct which is materially injurious to the Company, monetarily or otherwise.

For purposes of this Section 3(c), no action or failure to act on the Executive’s part shall be considered “willful” unless done, or omitted to be done, by the Executive in bad faith and without reasonable belief that his action or omission was in the best interests of the Company.

(d) “Disability” shall mean any physical or mental condition which would qualify the Executive for a disability benefit under the Company’s long-term disability plan.

(e) “Continuing Director” shall mean any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person (as defined below) or an Affiliate or Associate (as defined below) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (1) was a member of the Board of Directors on the date of this Agreement as first written above or (2) subsequently becomes a member of the Board of Directors, if such person’s initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors. For purposes of this Section 3(e): “Acquiring Person” shall mean any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act) of 20% or more of the shares of common stock of the Company then outstanding, but shall not include the Company, any subsidiary of the Company or any executive benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of common stock organized, appointed or established for, or pursuant to the terms of, any such plan; and “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act.

(f) “Annualized Salary” shall mean the annual base salary payable by the Company to the Executive immediately prior to the Change in Control or, if greater, twelve times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company in respect of the twelve-month period immediately preceding the month in which the Change in Control occurs.

(g) “Service Multiple” shall mean two if the Executive has served for two or less full years as an executive officer of the Company, or three if the Executive has served for more than two full years as an executive officer of the Company. For the purpose of determining the length of the Executive’s length of service as an executive officer, the Executive shall be deemed to continue in his or her position as an executive officer following a Change in Control for as long as the Executive remains an employee of the Company or its successor, notwithstanding any change in the title or position of the Executive.

(g) “Employment Agreement” shall mean the employment agreement between the Executive and the Company dated October 8, 2002.

(h) “Annualized Includable Compensation” shall mean the average annual compensation which was payable by the Company and which was includable in the gross income of the Executive for the “Base Period” (as defined in the Employment Agreement).

4. Benefits upon Termination under Section 2(b)(iii).

(a) Upon (i) the termination (voluntary or involuntary) of the employment of the Executive under circumstances described in Section 2(b)(iii) above, or (ii) the termination of the employment of the Executive without Cause within 180 days of a Change in Control and in contemplation of such Change in Control, the Executive shall be entitled to receive the benefits specified in this Section 4. The amounts due to the Executive under subparagraphs (i) and (iii) of this Section 4(a) shall be paid to the Executive not later than one business day prior to the date that the termination of the Executive’s employment becomes effective. All benefits to the Executive pursuant to this Section 4 shall be subject to any applicable payroll or other taxes required by law to be withheld.

(i) The Company shall pay to the Executive any and all amounts earned by the Executive through the date of termination, including any earned but unpaid bonus amounts, and a portion of the Executive’s annual target bonus, pro-rated based on the number of days in the year elapsed prior to the termination of employment, for the year in which the termination takes place;

(ii) for a period of six months after the Executive’s effective date of termination of employment, the Company shall, at its sole expense as incurred,

provide the Executive with temporary office space or reasonable outplacement services, the scope and provider of which shall be selected by the Executive in his sole discretion;

(iii) in lieu of any further base salary payments to the Executive for periods subsequent to the date that the termination of the Executive’s employment becomes effective, the Company shall pay as severance pay to the Executive a lump-sum cash amount equal to the Service Multiple (as defined in Section 3(g) above) times the sum of: (a) the Executive’s Annualized Salary and (b) the greater of the Executive’s annual bonus for the most recently completed fiscal year or the target annual bonus for the fiscal year which includes the effective date of the Executive’s termination of employment;

(iv) the Company shall also reimburse the Executive for all legal fees and expenses incurred by the Executive as a result of such termination of employment (including all fees and expenses, if any, incurred by the Executive in seeking to obtain or enforce any right or benefit provided to the Executive by this Agreement whether by arbitration or otherwise and including any fees and expenses incurred in connection with the Executive’s rights under Section 4(c)(iii)); and

(v) the Company shall, at the Executive’s request, also pay the total costs of health care benefits for Executive and Executive’s dependents under the plan in which Executive was enrolled prior to the date of termination or under a plan which provides equal benefits thereto for a period of eighteen (18) months from the date of termination.

(b) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise. The amount of any payment or benefit provided in this Section 4 shall not be reduced by any compensation earned by the Executive as a result of any employment by another employer or from any other source. Notwithstanding the foregoing, any payment due to the Executive under Section 4(a) shall be reduced by any amount previously paid to the Executive pursuant to section 8(b) or 8(c) of the Employment Agreement.

(c) Certain Additional Payments by the Company.

(i) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 4(c)) (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then the Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

(ii) Subject to the provisions of Section 4(c)(iii), all determinations required to be made under this Section 4(c), including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by such certified public accounting firm as may be designated by the Company (the “Accounting Firm”) which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Company shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 4(c), shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm’s determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (“Underpayment”), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 4(c)(iii) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

(iii) In the event the Internal Revenue Service (“IRS”) subsequently challenges the Excise Tax computation herein described, then the Executive shall notify the Company in writing of any claim by the IRS that, if successful, would require the payment by the Executive of additional Excise Taxes. Such notification shall be given no later than ten days after the Executive receives written notice of such claim. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim and that it will bear the costs and provide the indemnification as required by this sentence, the Executive shall cooperate with the Company in good faith in order effectively to contest such claim and permit the Company to participate in any proceedings relating to such claim. In the event a final determination is made with respect to the IRS claim, or in the event the Company chooses not to further challenge such claim, then the Company shall reimburse the Executive for the additional Excise Tax owed to the IRS in excess of the Excise Tax calculated by the Accounting

Firm. The Company shall also reimburse the Executive for all interest and penalties related to the underpayment of such Excise Tax. The Company will also reimburse the Executive for all federal and state income tax and employment taxes thereon.

(d) Extension of Term of Non-Competition/Non-Solicitation Agreement. The Executive has previously executed an “Unfair Competition and Non-Solicitation Agreement” (the “Non-Compete Agreement”) with the Company dated October 15, 2002. The Executive consents, agrees and acknowledges that in exchange for the potential severance related payments under Sections 4(a)(ii), 4(a)(iii), 4(a)(iv), 4(a)(v) and 4(c) of this Agreement, the period of: (i) non-competition in section 2 of the Non-Compete Agreement and (ii) non-solicitation in section 3 of the Non-Compete Agreement following termination of the Executive’s employment with the Company or its successor are amended effective as of the date of this Agreement so that each period is one (1) year. The Executive further agrees that the acknowledgement of the reasonableness of the restrictive covenants in Section 4 of the Non-Compete Agreement is amended effective as of the date of this Agreement to recognize a term of one (1) year.

5. Successors and Binding Agreement.

(a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled hereunder if the Executive terminated the Executive’s employment after a Change in Control for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date that the termination of the Executive’s employment becomes effective. As used in this Agreement, “Company” shall mean the Company and any successor to its business and/or assets which executes and delivers the agreement provided for in this Section 5 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

(b) This Agreement is personal to the Executive, and the Executive may not assign or transfer any part of the Executive’s rights or duties hereunder, or any compensation due to the Executive hereunder, to any other person. Notwithstanding the foregoing, this Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees.

6. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in the City of Atlanta, State of Georgia, in accordance with the applicable rules of the Employment Dispute Resolutions Rules of the

American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction.

7. Modification; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by the Executive and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

8. Notice. All notices, requests, demands and all other communications required or permitted by either party to the other party by this Agreement (including, without limitation, any notice of termination of employment and any notice of intention to arbitrate) shall be in writing and shall be deemed to have been duly given when delivered personally or received by certified or registered mail, return receipt requested, postage prepaid, at the address of the other party, as first written above (directed to the attention of the Board of Directors and Corporate Secretary in the case of the Company). Either party hereto may change its address for purposes of this Section 8 by giving 15 days’ prior notice to the other party hereto.

9. Severability. If any term or provision of this Agreement or the application hereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

10. Counterparts. This Agreement may be executed by facsimile and in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11. Governing Law. This Agreement has been executed and delivered in the State of Georgia and shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Georgia, including all matters of construction, validity and performance, and without taking into consideration the conflict of law provisions of such state.

12. Effect of Agreement; Entire Agreement. The Company and the Executive understand and agree that this Agreement is intended to reflect their agreement only with respect to payments and benefits upon termination in certain cases and is not intended to create any obligation on the part of either party to continue employment. To the extent not stated otherwise in this Agreement, this Agreement supersedes any and all other oral or written agreements or policies made relating to the subject matter hereof, including the Employment Agreement with regard to any termination of the Executive’s employment arising on, after, or within 180 days of a Change in Control, and constitutes the entire agreement of the parties relating to the subject matter hereof; provided that this Agreement shall not supersede or limit in any way the Executive’s rights under any stock option agreements or restricted stock awards, rights under the

Employment Agreement relating to stock options or under any benefit plan, program or arrangements in accordance with their terms.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, all as of the date first written above.

NOVOSTE CORPORATION

By:

Its:

EXECUTIVE

Name: